Exhibit 99.1

IonQ Announces Full Year 2021 Financial Results and Provides Business Update

Total contract bookings of $16.7M (5% beat) for the Full Year 2021

Total contract bookings of $1.5M (115% beat) in the Fourth Quarter 2021

Increases total contract bookings guidance midpoint 47% from $15M to $22M for 2022

—

Revenue of $2.1M (31% beat) for the Full Year 2021

Revenue of $1.6M (50% beat) in the Fourth Quarter 2021

Expects 2022 revenue to be ~5x 2021’s topline

College Park, MD— IonQ (NYSE: IONQ), a leader in quantum computing, today announced financial results for the fourth quarter and full year ended December 31, 2021 and provided a business update.

“IonQ’s 2021 was outstanding. We more than tripled our initial bookings target, announced what we believe to be the world’s most powerful quantum computer, and became the world’s first public quantum computing company,” said Peter Chapman, President and CEO of IonQ. “Our fourth quarter results are testament to our success in both technology development and rapid commercialization.”

2021 Financial Highlights

•	After tripling the Company’s original 2021 contract bookings forecast in September from $5 million to $15 million, IonQ beat that number again to end up at $16.7 million for the full year.

•	IonQ achieved revenue of $2.1 million for the full year, which was 31% above the $1.6 million IonQ forecasted on the Company’s Q3 call.

•	Cash, cash equivalents and investments were $603 million as of December 31, 2021.

•	Net loss was $106.2 million and adjusted EBITDA loss was $28.3 million for 2021.*

*	Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

2022 Financial Outlook

•

IonQ expects revenue for 2022 to be ~5x IonQ’s 2021 topline. For the full year 2022, IonQ expects revenue to be between $10.2 million and $10.7 million, with between $1.8 million and $2.0 million for the first quarter.

•	IonQ anticipates full year 2022 bookings of between $20 million and $24 million, with between $3 million and $4 million for the first quarter.

•	IonQ believes that over the next two years, one or two system sales could push combined TCV contract bookings over nine figures for the three year period from 2021 to 2023.

•	IonQ anticipates an adjusted EBITDA loss of $55 million for the full year 2022 at the midpoint of the revenue outlook provided above.**

**

The Company cannot provide a reconciliation between its forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of estimates for stock-based compensation and change in fair value of assumed warrant liabilities as these items are not within the Company’s control, may vary greatly between periods and could significantly impact future financial results.

Commercial Highlights

•

In January, the Company announced a major commercial deal with Hyundai Motor Company to develop quantum algorithms that may improve the charging, discharging, durability, capacity, and safety of electric vehicle batteries.

•

IonQ is collaborating with Oak Ridge National Laboratory to research metal hydrides, which can benefit development of technologies including batteries and hydrogen storage for hydrogen powered vehicles.

•	In 2021, IonQ collaborated with leading organizations such as Accenture, Goldman Sachs, and GE Research.

•

In 2021, IonQ partnered with The University of Maryland to create the National Quantum Lab at Maryland (Q-Lab), the nation’s first user facility to enable hands-on access to a commercial-grade quantum computer.

Technical Highlights

•

In February, IonQ announced that the latest-generation IonQ Aria system achieved a record 20 algorithmic qubits, representing a massive leap forward not just for IonQ, but for the entire quantum computing industry.

•

In March, Microsoft announced official plans to bring IonQ Aria to the Azure Quantum Cloud, democratizing access to the world’s most powerful quantum computer. IonQ became the only company to make its quantum computers available via all three major cloud providers (Google Cloud, Microsoft Azure, AWS) in 2021.

•

In December, IonQ announced plans to build quantum computers with barium qubits, which the Company expects will contribute to higher gate fidelity, faster gates, lower error rates, and lower system costs.

•	IonQ’s new barium qubits are already delivering on their promise of more accurate quantum computing with recent results showing a 13-fold reduction in state preparation and measurement errors.

•	The Company has secured a sustainable, perpetual source of barium qubits through a partnership with the U.S. Department of Energy’s Pacific Northwest National Laboratory (PNNL).

•

Earlier this year, IonQ announced the invention of a new family of quantum gates in collaboration with the Duke Quantum Center (DQC) at Duke University. IonQ believes these new gates will eventually lead to more efficient quantum algorithms requiring many fewer qubits. Importantly, the gates can only be run using the unique architecture employed by IonQ and DQC systems.

•

Last year, IonQ became the first team in the world to demonstrate fault-tolerant error correction in practice, as documented in a peer-reviewed Nature paper in collaboration with Duke University, the University of Maryland and the Georgia Institute of Technology.

Team Highlights

•

IonQ hired world-class talent, with key positions filled by Thomas Kramer as Chief Financial Officer (Opower, Cvent), Tom Jones as Chief People Officer (Blue Origin, Microsoft, Honeywell), Laurie Babinski as General Counsel and Secretary (Intuit’s Credit Karma), Ariel Braunstein as Senior Vice President of Product Management (Google, Lytro, Cisco), Dean Kassmann as Vice President of Research and Development (Blue Origin, Amazon), Jordan Shapiro as Vice President of Financial Planning & Analysis (NEA, Samsung), Kevin Caimi as Controller (Opower, Ernst & Young), Anant Sanchetee as Senior Director of Marketing (Meta, Dream), and Mark Solomon as Director of Quantum Sales (IBM).

•	IonQ appointed Inder Singh, CFO of Arm, as an independent member of the Company’s Board of Directors.

Fourth Quarter 2021 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the fourth quarter and full year ended December 31, 2021. The call will be accessible by telephone at 877-407-4018 (domestic) or 201-689-8471 (international) using passcode 13726155. The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available at 844-512-2921 or 412-317-6671 with access code 13726155 and will be available until 11:59 PM Eastern time, April 11, 2022. An archive of the webcast will also be available shortly after the call and will remain available for 90 days.

Non-GAAP Financial Measures

To supplement IonQ’s condensed financial statements presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the company’s results period over period. Adjusted EBITDA is defined as net loss before interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other nonrecurring nonoperating income and expenses. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and the Company’s non-GAAP measures may be different from non-GAAP measures used by other companies. For IonQ’s investors to be better able to compare its current results with those of previous periods, the Company has shown a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing, with a proven track record of innovation and deployment. IonQ’s latest generation quantum computer, IonQ Aria, is the world’s most powerful quantum computer, and IonQ has defined what it believes is the best path forward to scale.

IonQ is the only company with its quantum systems available through the cloud on Amazon Braket, Microsoft Azure, and Google Cloud, as well as through direct API access. IonQ was founded in 2015 by Christopher Monroe and Jungsang Kim based on 25 years of pioneering research. To learn more, visit www.ionq.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its quantum computers and achieve scale; ability to attract personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for 2022. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for 2022; market adoption of quantum computing solutions and the Company’s products, services and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry including, but not limited to, as a result of the COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of IonQ’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media:

ionq@missionnorth.com

Investor:

investors@ionq.com

- Financial Tables Below -

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$1,648	$—	$2,099	$—
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	298	86	1,040	143
Research and development	4,917	2,514	20,228	10,157
Sales and marketing	849	223	3,233	486
General and administrative	5,416	1,707	13,737	3,547
Depreciation and amortization	1,005	405	2,548	1,400

Total operating costs and expenses	12,485	4,935	40,786	15,733

Loss from operations	(10,837)	(4,935)	(38,687)	(15,733)
Change in fair value of warrant liabilities	(63,332)	—	(63,332)	—
Offering costs associated with warrants	—	—	(4,259)	—
Other income (expense), net	85	4	92	309

Loss before benefit for income taxes	(74,084)	(4,931)	(106,186)	(15,424)
Benefit for income taxes	—	—	—	—

Net loss	$(74,084)	$(4,931)	$(106,186)	$(15,424)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.39)	$(0.04)	$(0.77)	$(0.13)
Weighted average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	192,077,222	116,374,374	137,609,620	115,045,097

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$399,025	$36,120
Short-term investments	123,443	—
Accounts receivable	707	390
Prepaid expenses and other current assets	6,442	2,069

Total current assets	529,617	38,579
Long-term investments	80,110	—
Property and equipment, net	18,870	11,988
Operating lease right-of-use assets	4,032	4,296
Intangible assets, net	5,841	2,687
Other noncurrent assets	3,558	2,928

Total Assets	$642,028	$60,478

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,882	$538
Accrued expenses	2,647	608
Current portion of operating lease liabilities	568	495
Unearned revenue	3,430	240
Current portion of stock option early exercise liabilities	1,164	—

Total current liabilities	9,691	1,881
Operating lease liabilities, net of current portion	3,643	3,776
Unearned revenue, net of current portion	1,533	1,118
Stock option early exercise liabilities, net of current portion	1,969	—
Warrant liabilities	33,962	—

Total liabilities	$50,798	$6,775
Stockholders’ Equity:
Common stock	19	3
Additional paid-in capital	737,150	93,305
Accumulated deficit	(145,791)	(39,605)
Accumulated other comprehensive loss	(148)	—

Total stockholders’ equity	591,230	53,703

Total Liabilities and Stockholders’ Equity	$642,028	$60,478

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(106,186)	$(15,424)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,548	1,400
Non-cash research and development arrangements	1,335	—
Amortization of customer warrant	528	38
Offering costs associated with warrants	4,259	—
Stock-based compensation expense	7,748	1,224
Change in fair value of warrant liabilities	63,332	—
Other, net	101	77
Changes in operating assets and liabilities:
Accounts receivable	(317)	(290)
Prepaid expenses and other current assets	(3,790)	(699)
Other noncurrent assets	(1,678)	(11)
Accounts payable	763	96
Accrued expenses	1,259	374
Operating lease liabilities	(44)	(150)
Unearned revenue	3,605	1,358

Net cash used in operating activities	(26,537)	(12,007)
Cash flows from investing activities:
Purchases of property and equipment	(7,783)	(10,032)
Capitalized software development costs	(1,621)	(1,131)
Purchases of available-for-sale securities	(203,761)	—
Intangible asset acquisition costs	(620)	(513)

Net cash used in investing activities	(213,785)	(11,676)
Cash flows from financing activities:
Proceeds from stock options exercised	5,457	276
Repurchase of early exercised stock options	(968)	—
Proceeds from public warrants exercised	26,070	—
Proceeds from merger and PIPE transaction, net of transaction costs	572,668	—

Net cash provided by financing activities	603,227	276

Net change in cash and cash equivalents	362,905	(23,407)
Cash and cash equivalents at the beginning of the period	36,120	59,527

Cash and cash equivalents at the end of the period	$399,025	$36,120

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(74,084)	$(4,931)	$(106,186)	$(15,424)
Interest expense	—	—	—	—
Benefit for income taxes	—	—	—	—
Depreciation and amortization expense	1,005	405	2,548	1,400
Stock-based compensation	1,819	543	7,748	1,224
Change in fair value of assumed warrant liabilities	63,332	—	63,332	—
Offering cost associated with warrants	—	—	4,259	—

Adjusted EBITDA	$(7,928)	$(3,983)	$(28,299)	$(12,800)